CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- 82959) of Vizacom, Inc. (the "Company") pertaining to the Company's 1994 Long Term Incentive Plan, the Company's Registration Statement (Form S-8 No. 333-82951) pertaining to the Company's Outside Director and Advisor Stock Option Plan, the Company's Registration Statement (Form S-3 No. 333-55677) pertaining to 2,107,712 shares of the Company's Common Stock and 29,267 options to purchase shares of the Company's Common Stock, the Company's Registration Statement (Form S-3 No. 333-80181) pertaining to 3,375,877 shares of the Company's Common Stock and 167,052 warrants to purchase shares of the Company's Common Stock, the Company's Registration Statement (Form S-3 No. 333-93087) pertaining to 1,938,191 shares of the Company's Common Stock and the Company's Registration Statement (Form S-3 No. 333-34950) pertaining to
5,413,231  shares of the  Company's  Common Stock,  the  Company's  Registration
Statement (Form S-3 No. 333- 47148) pertaining to 6,200,800 shares of the Company's Common Stock and the Company's Registration Statement (Form S-8 No. 333-46994) pertaining to the Company's 2000 Equity Incentive Plan, of our Report dated March 26, 2001, with respect to the financial statements of Serif (Europe) Limited, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young
                                                  Ernst & Young

Nottingham, England
March 28, 2001